UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 15, 2007
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-14131 (Commission File Number)	23-2472830 (I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     The Board of Directors (the “Board”) of Alkermes, Inc. (“Alkermes” or the “Company”) recently determined that the compensation attributable to certain grants of non-qualified stock options made to certain of its executive officers in the past may not be deductible by the Company as a result of the limitations imposed by Section 162(m) of the Internal Revenue Code (“Section 162(m)”) because such stock options were granted pursuant to a stock option plan that did not contain one of the provisions necessary in order to maintain such deductibility under Section 162(m). As a result, the Board requested that stockholders of the Company approve an Amended and Restated 1999 Stock Option Plan to add the necessary provision so that compensation attributable to stock options granted under such plan could be deductible by the Company when exercised. The Company’s stockholders approved such Amended and Restated 1999 Stock Option Plan on October 9, 2007. Accordingly, on November 15, 2007, the Board decided to cancel certain of the affected stock options provided that the Compensation Committee of the Board re-grant the same stock options under the Company’s Amended and Restated 1999 Stock Option Plan. On November 15, 2007, the Compensation Committee of the Board re-granted such stock options under the Company’s Amended and Restated 1999 Stock Option Plan. The re-granted stock options contain the same terms as the canceled stock options, including the original exercise price which, in all cases, is higher than the fair market value of the Company’s common stock on the date of grant. The sole purpose of the cancellation and re-grant is to preserve the Company’s tax deduction in the future with respect to such stock options. No additional benefit is extended to the officers as a result of the cancellation and re-grant. The Board has canceled and the Compensation Committee of the Board has re-granted a total of fifty-eight options, as follows: Richard Pops, nine options, representing the right to purchase approximately 2,000,000 shares; Michael Landine, nine options, representing the right to purchase approximately 315,000 shares; James Frates, eight options, representing the right to purchase approximately 370,000 shares; Elliot Ehrich, twelve options, representing the right to purchase approximately 380,000 shares; Kathryn Biberstein, six options, representing the right to purchase approximately 160,000 shares; David Broecker, seven options, representing the right to purchase approximately 1,000,000 shares; Gordon Pugh, seven options, representing the right to purchase approximately 330,000 shares. The Company does not expect to incur any additional accounting charge as a result of the cancellation and re-grant of such stock options.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: November 19, 2007	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer